ASSIGNMENT OF SHARES AGREEMENT

Concluded between:

MEDIA PRO SRL, a Romanian legal entity, having its registered office in Bucharest 135, Calea Victorici, Etaj 8, Sector.1 registered in the Register of Comerce under number J40/4996/1991 represented by Mr. Adrian Sarbu, General Manager.

Iliescu George Marius- Romanian citizen, residing in Bucharest, 20 Justinian Street, Sector 2, represented by Mrs. Liana Petrovici - legal representative,

Bratulescu Theodor ~Mihai - Romanian citizen, residing in Bucharest, 79 1 Mai Bv., Bloc 15, Ap.60, Sector 1, represented by Mrs. Liana Petrovici - legal representative,

     as, "Assignor - Shareholders"

as shareholders of UNIMEDIA SRL having its registered office in Bucharest 155, Calea Victoriei, Bloc Dl, Etaj 7, Sector.1 registered in the Register of Comerce under number J40/159211995 and,

Mr. Adrian Sarbu - Romanian citizen, residing in Bucharest, 2-4 Turgheniev Street, Sector 1
CME Enterprises B.V. a limited liability company organised and exiting under the law of the Nethaderland with its registered office at 29 Laidseplain, Amsterdam represented by Dean Chisiu.

     as, "Third Party - Assignees'

that have agreed the present " Assignment of Shares Agreement', pursuant to:

1. SC Media Pro SRL ,  shareholder  of UNIMEDIA SRL Company assign to the "Third
Party Assigne" - CME Enterprises BV, a number of 18 shares numbered I to 18, equivalent of 90.000 lei, representing 90% of the registered capital.

2. The undersigned Iliescu George Marius shareholder of UNIMEDIA SRL Company assign to the "Third Party Assigne" - CME Enterprises BV one share, numbered 19, equivalent of 5.000 lei representing 5% of the registered capital.

The shares bought by the "Third Party- CMB Enterprises B.V." have been paid to SC Media Pro SRL and Mr. Iliescu George Marius, at the value in USD, respectively 30 USD, at a rate of 3,220.5 Lei/USD.


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

3. The undersigned Bratulescu Theodor Mihai shareholder of UNIMEDJA SRL Company assign to Mr. Adrian Sarbu, one share, numbered 20, equivalent of 5.000 lei representing 5% of the registered capital.
The share has been paid at the value of 5,000 Lei, on the date of the drafting of the present Assignment of Shares Agreement .

According to those assignments, the Assignor - Shareholders, Media Pro SRL, Iliescu George Marius and Bratulescu Theodor Mihai understand to withdraw from UNIMEDJA SRL Company, having no more claims to that Company.

4.    Guarentes

4.1. Warranties of the Assignors:

4.1.1. The Assignors have the right to assign their shares in the Company, such right implying the transfer of the rights and liabilities relating to those shares.
4.1.2. They have the capacity to enter into the present Assignment of Shares Agreement.
4.1.3. They are not party or subject to any decision that could hinder the conclusion of the present Agreement Company or impede the parties to fulfil their obligations there in. 4.1.4. They are not involved in any litigation that ban or limit, their capacity to transfer the shares. There are no court actions pending against any shareholder regarding the share parts to be transfered.
4.1.5. The assignors warrant that the transfered share are free of any changes.
4.1.6. S.C. Media Pro warrants that the transfer of shares is legally made and was approved by the General Meeting of the Shareholders.

4.2. Warranties of the Asignees.

4.2.1. The Assignes hereby warrant to the Assignors that they have the right to buy shares in UNIM~DIA.
4.2.2. That they have the capacity to enter into the present  Agreement.
4.2.3. They are not party or subject to any decision that could hinder the conclusion of the present Agreement Company or impede the parties to fulfil their obligations there in.
4.2.4. They are not involved in any litigation that ban or limit, their capacity to transfer the shares. There arc no court actions pending against any assignors the share parts to be obtain.
4.2.5. CMB warrants to the assignors that the buying of shares and the transfer have been duty and validly authorised by the Bord of Directors of C.M.B.

The amendments of the Statutes and Company Agreement, occured as a result of the present Assignment of Shares Agreernent will be registered by Addendum.


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

The amendments of the Statutes and Company Agreement, occured as a result of the present Assignment of Shares Agreeement will be registred by Addendum.

Drafted and signt in Bucharest in six copies, authenticated by the Public Notary Vladica Ratiu Gheorghe, on the date of the authentication.


ASSIGNORS,                                    ASSIGNEES,

SC MEDIA PRO SRL                             Adrian Sarbu

  represented by,

Adrian Sarbu                           CME Media Enterprises B~V

ILIBSCU GEORGE MARIUS                      represented by,

BRATULESCU TEODOR MIHAI                     Dean Chisiu

  represented by,

  Liana Petrovici


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